Exhibit 1

SHINHAN FINANCIAL GROUP CO., LTD
Non-Consolidated Financial Statements

December 31, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

Based on a report originally issued in Korean

To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:

We have audited the accompanying non-consolidated balance sheets of Shinhan Financial Group Co., Ltd. (the “Company”) as of December 31, 2003, and 2002, and the related statements of earnings, appropriation of retained earnings and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits. The financial statements of Chohung Bank were audited by other auditors, and effects of that subsidiary on the Company’s securities as of and net loss for the year ended December 31, 2003 are ~~W~~1,887,328 million (representing 22.8% of the non-consolidated total assets) and ~~W~~43,545 million, respectively. In addition, the financial statements of Goodmorning Shinhan Securities Co., Ltd. and Jeju Bank were reviewed by other accountants and audited by other auditors, respectively, and effects of those subsidiaries on the Company’s securities as of and net earnings for the year ended December 31, 2002 are ~~W~~578,258 million (representing 12.1% of non-consolidated total assets) and ~~W~~5,934 million, respectively. Our opinion, in connection with the amounts included for these subsidiaries, is based solely on the reports of other accountants and auditors.

We conducted our audits in accordance with the Auditing Standards, as established by the Financial Supervisory Commission of the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits, reviews by other accountants and audits by other auditors provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002, and the results of its operations, the changes in its retained earnings, and its cash flows for the years then ended in accordance with the Financial Accounting Standards, as established by the Financial Supervisory Commission of the Republic of Korea.

The accompanying non-consolidated financial statements as of and for the year ended December 31, 2003 and 2002 have been translated into United States dollars solely for the convenience of the reader and on the basis set forth in Note 2(b) to the non-consolidated financial statements.

Without qualifying our opinion, we draw attention to the following:

As described in Note 1 and 5 to the non-consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003. The acquisition of the shares was accounted for using the purchase method, and the acquisition cost of the shares and goodwill were ~~W~~1,857,983 million and ~~W~~840,244 million, respectively. Additionally, pursuant to the acquisition agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of ~~W~~652,284 million related to Asset Indemnity Payment, ~~W~~166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable. On December 30, 2003, its percentage of ownership subsequently increased to 81.15% through additional equity acquisition at ~~W~~200,000 million. In addition, on June 18, 2003, the Company sold 49% (294,000 shares) of total outstanding shares in Shinhan Credit Information Co., Ltd. to LSH Holdings LLC.

As described in Note 1 to the non-consolidated financial statements, the Company’s American depository shares were listed on the New York Stock Exchange on September 16, 2003.

As described in Note 1 to the non-consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at ~~W~~627,339 million (~~W~~21,000 per share), through after-hour block trading.

As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As described in Note 2(n) to the non-consolidated financial statements, the Company adopted Statements of Korea Accounting Standards (“SKAS”) No. 2 through No. 9, effective from the first fiscal year beginning after December 31, 2002, while, SKAS No. 6, “Events Occurring after the Balance Sheet Date” has been adopted since the year ended December 31, 2002 with encouraged earlier application.

As described in Note 4 to the non-consolidated financial statements, Shinhan Bank and Chohung Bank are holding loans (including guarantees and acceptances) provided to and securities issued by SK Networks Co., Ltd. (formerly SK Global Co., Ltd.), amounting to ~~W~~396,058 million and ~~W~~303,011 million, respectively. As regards to those loans and securities, Shinhan Bank provides ~~W~~110,982 million of allowance for loan losses and recorded ~~W~~1,178 million of impairment loss on available-for-sale securities, and Chohung Bank provides ~~W~~93,784 million of allowance for loan losses, as of December 31, 2003. Actual losses on these loans and securities may differ materially from the management’s assessments. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

As described in Note 4 to the non-consolidated financial statements, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities Co., Ltd. are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to ~~W~~189.3 billion, ~~W~~172.9 billion and ~~W~~22.6 billion, respectively. Actual losses on these loans and securities may differ materially from the management’s assessments and the accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method. Additionally, Shinhan Bank and Chohung Bank have agreed with creditor banks to provide additional capital, amounting to ~~W~~81.3 billion and ~~W~~73.4 billion, respectively.

As described in Note 12 to the non-consolidated financial statements, the Company recorded ~~W~~1,976,841 million of assets (representing 23.8% of non-consolidated total assets) as of December 31, 2003 and ~~W~~97,787 million of operating revenue (representing 20.1% of non-consolidated total operating revenue) for the year ended December 31, 2003 through its related party transactions.

KPMG Samjong Accounting Corp.
Seoul, Korea
January 30, 2004

This report is effective as of January 30, 2004, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Financial Group Co., Ltd.

Non-Consolidated Balance Sheets

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Assets
Cash and due from bank (notes 3, 12 and 13)	~~W~~	5,353	10,613	$4,469	8,860
Securities (note 4)		6,308,538	3,991,864	5,266,771	3,332,663
Loans (notes 6, 12 and 13)		1,935,180	765,281	1,615,612	638,905
Fixed assets (notes 7 and 15)		2,020	1,754	1,686	1,464
Other assets (notes 8, 12 and 13)		43,339	15,467	36,182	12,914

	~~W~~	8,294,430	4,784,979	$6,924,720	3,994,806

Liabilities and Stockholders’ equity
Liabilities:
Borrowings (notes 9 and 13)	~~W~~	165,868	36,012	$138,477	30,065
Debentures (notes 9 and 13)		1,980,543	732,030	1,653,484	611,146
Retirement and severance benefits (note 10)		—	238	—	199
Other liabilities (notes 11 and 13)		30,464	6,479	25,434	5,409

Total liabilities		2,176,875	774,759	1,817,395	646,819

Stockholders’ equity:
Capital stock of ~~W~~5,000 par value (note 16)
Common stock		1,472,007	1,461,806	1,228,926	1,220,409
Authorized - 1,000,000,000 shares
Issued - 294,401,300 shares in 2003 292,361,125 shares in 2002
Preferred stock		486,523	—	406,180	—
Issued - 97,304,564 shares in 2003
Capital surplus (note 16)		3,316,380	1,976,625	2,768,726	1,650,212
Retained earnings (note 17)		866,398	672,530	723,324	561,471
Capital adjustments (notes 5, 18 and 19)		(23,753)	(100,741)	(19,831)	(84,105)

Total stockholders’ equity		6,117,555	4,010,220	5,107,325	3,347,987
Commitments and contingencies (note 14)

	~~W~~	8,294,430	4,784,979	$6,924,720	3,994,806

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.

Non-Consolidated Statements of Earnings

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars, except earnings per share)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Operating revenue:
Valuation gain using the equity method (notes 4 and 26)	~~W~~	388,641	618,690	$324,462	516,522
Interest income (note 12)		97,787	24,670	81,639	20,596

		486,428	643,360	406,101	537,118
Operating expense:
Interest expense		92,616	21,632	77,322	18,060
Fees and commission		4,962	68	4,143	57
General and administrative expenses (note 20)		23,902	19,440	19,955	16,230

		121,480	41,140	101,420	34,347

Operating income		364,948	602,220	304,681	502,771
Non-operating income (expense):
Gain (loss) from sale of investment securities accounted for by the equity method, net		(166)	1,731	(139)	1,445
Loss from sale of available-for-sale securities		(1,725)	—	(1,440)	—
Gain (loss) on foreign currency transactions, net		1	(1)	1	(1)
Donation		(34)	(23)	(28)	(19)
Other, net		(797)	4	(665)	3

		(2,721)	1,711	(2,271)	1,428

Earnings before income taxes		362,227	603,931	302,410	504,199
Income taxes (note 21)		—	—	—	—

Net earnings	~~W~~	362,227	603,931	$302,410	504,199

Ordinary income and net earnings per share in Won and U.S. dollars (note 22)		952	2,066	0.79	1.72

Diluted ordinary income and net earnings per share in Won and U.S. dollars (note 22)		921	2,064	0.77	1.72

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.

Non-Consolidated Statements of Appropriation of Retained Earnings

For the years ended December 31, 2003 and 2002

Date of Appropriation for 2003: March 25, 2004
Date of Appropriation for 2002: March 31, 2003

(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Unappropriated retained earnings:
Balance at beginning of year	~~W~~	432,569	47,034	$361,136	39,267
Changes in retained earnings of subsidiaries		(10,848)	(510)	(9,057)	(426)
Cumulative effect of accounting changes		(20)	—	(17)	—
Net earnings		362,227	603,931	302,410	504,200

		783,928	650,455	654,472	543,041
Appropriation of retained earnings:
Legal reserve		36,223	60,393	30,241	50,420
Dividends (note 23)		242,114	157,493	202,132	131,485

		278,337	217,886	232,373	181,905

Unappropriated retained earnings to be carried over to subsequent year	~~W~~	505,591	432,569	$422,099	361,136

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.

Non-Consolidated Statements of Cash Flows

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Cash flows from operating activities:
Net earnings	~~W~~	362,227	603,931	$302,410	504,199
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Provision for retirement and severance benefit		140	594	117	496
Stock compensation costs		1,381	643	1,153	537
Interest expense		2,492	1,175	2,080	981
Depreciation		568	489	474	408
Amortization		109	24	91	20
Bad debts		5,879	2,374	4,908	1,982
Loss (gain) from sale of investment securities accounted for by the equity method, net		166	(1,731)	139	(1,445)
Loss from sale of available-for-sale securities		1,725	—	1,440	—
Valuation gain using the equity method		(388,641)	(618,690)	(324,462)	(516,522)
Increase in other assets		(21,526)	(4,610)	(17,971)	(3,849)
Increase in other liabilities		23,510	4,764	19,628	3,977
Retirement and severance benefit paid		(180)	(24)	(150)	(20)
Increase in deposit for severance benefit insurance		(198)	(332)	(165)	(277)

Net cash used in operating activities		(12,347)	(11,393)	(10,308)	(9,512)

Cash flows from investing activities:
Cash provided by investing activities:
Dividends received		186,896	640,771	156,033	534,956
Proceeds from sale of investment securities accounted for by the equity method		1,529	23,631	1,277	19,729
Proceeds from sale of available-for-sale securities		2	—	1	—
Proceeds from disposition of fixed assets		29	—	24	—
Decrease in other assets		—	39	—	33

		188,456	664,441	157,335	554,718
Cash used in investing activities:
Purchases of investment securities accounted for by the equity method		(1,128,423)	(467,962)	(942,080)	(390,685)
Increase in loans		(1,176,009)	(625,572)	(981,807)	(522,268)
Purchases of fixed assets		(993)	(798)	(828)	(666)
Increase in other assets		(1,105)	(2,038)	(923)	(1,701)

		(2,306,530)	(1,096,370)	(1,925,638)	(915,320)

Net cash used in investing activities		(2,118,074)	(431,929)	(1,768,303)	(360,602)

Shinhan Financial Group Co., Ltd.

Non-Consolidated Statements of Cash Flows, Continued

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Cash flows from financing activities:
Cash provided by financing activities:
Increase in borrowings		130,009	39,582	108,540	33,045
Increase in debentures		1,250,000	586,087	1,043,580	489,303
Issuance of additional shares		927,648	—	774,460	—

		2,307,657	625,669	1,926,580	522,348
Cash used in financing activities:
Redemption of borrowings		—	(20,000)	—	(16,697)
Dividends paid		(157,017)	(150,359)	(131,088)	(125,529)
Issuance cost on debentures paid		(3,871)	(2,087)	(3,232)	(1,742)
Issuance cost on additional shares paid		(21,608)	—	(18,040)	—

		(182,496)	(172,446)	(152,360)	(143,968)

Net cash provided by financing activities		2,125,161	453,223	1,774,220	378,380

Net increase (decrease) in cash and cash equivalents		(5,260)	9,901	(4,391)	8,266
Cash and cash equivalents at beginning of year		10,613	712	8,860	594

Cash and cash equivalents at end of year	~~W~~	5,353	10,613	4,469	8,860

See accompanying notes to non-consolidated financial statements.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements

December 31, 2003 and 2002

(1)	General Description of the Company

Shinhan Financial Group Co., Ltd. (the “Company”) was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with ~~W~~1,461,721 million of initial capital stock and the Company’s shares were listed on the Korea Stock Exchange on September 10, 2001.

On September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

As of December 31, 2003, the Company has 11 subsidiaries and its capital stock consists of ~~W~~1,472,007 million in common stock and ~~W~~486,523 million in preferred stock. Details of its subsidiaries are as follows:

(a)	Shinhan Bank

Shinhan Bank was established on September 15, 1981 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust operations. Shinhan Bank operates through 362 branches and 174 automated teller machine locations and its capital stock amounts to ~~W~~1,224,034 million as of December 31, 2003.

(b)	Chohung Bank

Chohung Bank was established on October 1, 1943 under the General Banking Act of the Republic of Korea through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 470 domestic branches, 87 depositary offices and 6 overseas branches and its capital stock amounts to ~~W~~3,595,592 million as of December 31, 2003.

On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003.

Additionally, the Company’s percentage of ownership increased to 81.15% through additional equity acquisition at ~~W~~200,000 million on December 30, 2003.

(c)	Goodmorning Shinhan Securities Co., Ltd.

Goodmorning Shinhan Securities Co., Ltd. (“Goodmorning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. On June 18, 2002, the Company acquired a 29% share of Good Morning Securities Co., Ltd. from its largest shareholders and on July 31, 2002, Good Morning Securities Co., Ltd. was merged with Shinhan Securities Co., Ltd., which was one of subsidiaries of the Company, and renamed to Goodmorning Shinhan Securities. As of December 31, 2003, it operates through 83 branches and its capital stock amounts to ~~W~~796,998 million.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1)	General Description of the Company, Continued

(d)	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of December 31, 2003, Shinhan Card holds 2.11 million of franchise accounts and 2.77 million of credit card holders, and its capital stock amounts to ~~W~~152,847 million.

(e)	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of December 31, 2003 amounts to ~~W~~80,000 million.

(f)	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”) was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold 3,999,999 shares (50% of total outstanding shares - 1 share) of Shinhan Investment Trust Management Co., Ltd., which has been renamed to Shinhan BNP Paribas ITMC, to BNP Paribas Asset Management Group. Its capital stock as of December 31, 2003 amounts to ~~W~~40,000 million.

(g)	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company’s percentage of ownership increased to 62% with the acquisition of additional common shares at ~~W~~20,177 million on July 5, 2002 and its capital stock as of December 31, 2003 amounts to ~~W~~77,644 million.

(h)	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established in October 1, 2002 to engage in insurance business and other related business. Its capital stock as of December 31, 2003 amounts to ~~W~~30,000 million.

(i)	e-Shinhan Inc.

e-Shinhan Inc. (“e-Shinhan”) was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of December 31, 2003 amounts to ~~W~~2,820 million.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1)	General Description of the Company, Continued

(j)	Shinhan Macquarie Financial Advisory Co., Ltd.

Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of December 31, 2003 amounts to ~~W~~1,000 million.

(k)	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 as wholly owned subsidiary of the Company to engage in the business of debt collection services and credit research. Additionally, the Company sold 294,000 shares (49% of total outstanding shares) of Shinhan Credit Information to LSH Holdings LLC on June 18, 2003. Its capital stock as of December 31, 2003 amounts to ~~W~~3,000 million.

Ownerships of the Company’s subsidiaries as of December 31, 2003 and 2002 are as follows:

		2003		2002
			Ownership		Ownership
		Number of	Percentage	Number of	Percentage
Investor	Investee	shares	(%)	shares	(%)
The Company	Shinhan Bank	244,806,782	100.0	244,630,672	100.0
	Chohung Bank	583,570,144	81.2	—	—
	Goodmorning Shinhan Securities	94,084,384	(*) 59.4	94,084,384	59.4
	Shinhan Card	30,569,400	100.0	30,569,400	100.0
	Shinhan Capital	16,000,000	100.0	16,000,000	100.0
	Shinhan BNP Paribas ITMC	4,000,001	50.0	4,000,001	50.0
	Jeju Bank	9,692,369	62.4	9,692,369	62.4
	SH&C Life Insurance	3,000,001	50.0	3,000,001	50.0
	e-Shinhan	415,495	73.7	415,495	73.7
	Shinhan Macquarie	102,000	51.0	102,000	51.0
	Shinhan Credit Information	306,000	51.0	600,000	100.0
Shinhan Bank	The Company	29,873,359	(**)10.2	29,873,674	10.2

(*)	1,047,213 shares of treasury stock were considered.

(**)	Preferred stocks were excluded and 10.2% (29,873,295 shares) of shares in the Company were sold at ~~W~~627,339 million (~~W~~21,000 per on March 3, 2004 through after-hour block trading.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies

(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

Certain accounts of prior year’s non-consolidated financial statements were reclassified to conform to the current year’s presentation. These reclassifications did not result in any material change to reported net earnings or stockholders’ equity.

(b)	Basis of Financial Statements Translation

The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,197.80 to US$1, the basic exchange rate on December 31, 2003. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Allowance for Loan Losses

Allowance for loan losses is provided to cover estimated losses on loans, based on past experience of collection and analysis of the collectibility of individual outstanding loans.

(d)	Investments in Securities

Effective January 1, 2003, the Company adopted Statement of Korea Accounting Standards (“SKAS”) No. 8, “Investments in Securities.” In accordance with SKAS No. 8, certain debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

(e)	Investment Securities under the Equity Method

Investments in affiliated companies with the Company’s ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

Under the equity method, the Company’s initial investment is recorded at cost and is subsequently increased to reflect the Company’s share of the investee income and reduced to reflect the Company’s share of the investee losses or dividends received. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is generally recorded as goodwill or other intangibles. Goodwill (negative goodwill) is amortized by the straight-line method over a reasonable period, generally less than 20 years. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

Under the equity method, the Company does not record its share of losses of affiliate companies when such losses would make the Company’s investment in such entity less than zero.

For the equity method, the Company applies its own criteria in providing allowances for loan losses of its affiliated companies. Accordingly, additional allowances provided for the year ended December 31, 2003 for Chohung and Jeju Bank amount to ~~W~~27,431 million and ~~W~~739 million, respectively, by the equity method.

(f)	Fixed Assets

i)	Tangible Assets

Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

The depreciation method and useful lives of tangible assets are as follows:

Descriptions	Depreciation Method	Useful Lives
Vehicles	Declining-balance	5 years
Furniture, fixtures and other	”	”
Leasehold improvement	Straight-line	”

ii)	Intangible Assets

Intangible assets are stated at acquisition cost less amortization computed using the straight- line method over 5 years.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

(g)	Discounts on Debentures

Discounts on debentures issued, which represent the difference between the face value of debentures issued and the issuance price of debentures, are amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(h)	Income Taxes

Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(i)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

(j)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,197.80 and ~~W~~1,200.40 to US$1, the rate of exchange on December 31, 2003 and 2002, respectively, that is permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

(k)	Stock Options

The stock option program allows the Company’s employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

(l)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

(m)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

(n)	Adoption of New Accounting Standard

The Company adopted SKAS No. 2 through No. 9, effective from the first fiscal year beginning after December 31, 2002, while, SKAS No. 6, “Events Occurring after the Balance Sheet Date” has been adopted since the year ended December 31, 2002 with encouraged earlier application. The cumulative effect of change in accounting principles is offset directly against beginning balance of the stockholders’ equity, while the Company reports financial statements of the current year in accordance with the new method as regards to change in estimate, prospectively.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(3)	Cash and Due from Banks

As of December 31, 2003 and 2002, ~~W~~2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts.

(4)	Securities

Securities as of December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Investment securities accounted for by the equity method	~~W~~	6,308,538	3,990,775	$5,266,771	3,331,754
Available-for-sale securities		—	1,089	—	909

	~~W~~	6,308,538	3,991,864	$5,266,771	3,332,663

(a)	Investment Securities accounted for by the Equity Method

(i)	Details of investment securities accounted for by the equity method as of December 31, 2003 and 2002 are as follows:

	2003
			Acquisition
			and	Equity
	Beginning		dividend,	method	Retained	Capital	Ending
Subsidiaries	balance		net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	3,043,952	(182,592)	476,273	937	177,048	3,515,618
Chohung Bank (*)		—	2,057,983	(43,545)	621	(127,731)	1,887,328
Goodmorning Shinhan Securities		531,566	—	8,787	(12,342)	18,861	546,872
Shinhan Card		247,460	—	(84,324)	—	—	163,136
Shinhan Capital		76,458	—	26,204	—	2,786	105,448
Shinhan BNP Paribas ITMC		22,581	(1,000)	917	(37)	25	22,486
Jeju Bank		46,692	(2,423)	5,189	—	(1,366)	48,092
SH&C Life Insurance		14,630	—	(1,684)	—	75	13,021
e-Shinhan		3,892	—	(1,166)	(1)	—	2,725
Shinhan Macquarie		423	—	1,446	(26)	—	1,843
Shinhan Credit Information		3,121	(1,696)	544	—	—	1,969

	~~W~~	3,990,775	1,870,272	388,641	(10,848)	69,698	6,308,538

Shinhan Bank and Chohung Bank are holding loans (including guarantees and acceptances) provided to and securities issued by SK Networks Co., Ltd. (formerly SK Global Co., Ltd.), amounting to ~~W~~396,058 million and ~~W~~303,011 million, respectively. As regards to those loans and securities, Shinhan Bank provides ~~W~~110,982 million of allowance for loan losses and recorded ~~W~~1,178 million of impairment loss on available-for-sale securities, and Chohung Bank provides ~~W~~93,784 million of allowance for loan losses, as of December 31, 2003. Actual losses on these loans and securities may differ materially from the management’s assessments. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(4)	Securities, Continued

Additionally, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to ~~W~~189.3 billion, ~~W~~172.9 billion and ~~W~~22.6 billion, respectively. Actual losses on these loans and securities may differ materially from the management’s assessments and the accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method. Additionally, Shinhan Bank and Chohung Bank have agreed with creditor banks to provide additional capital, amounting to ~~W~~81.3 billion and ~~W~~73.4 billion, respectively.

The changes in goodwill (negative goodwill) for the year ended December 31, 2003 are as follows:

	Beginning		Increase	Amortization	Ending
	balance		(decrease)	(reversal)	balance
Chohung Bank	~~W~~	—	(*) 866,757	20,006	846,751
Goodmorning Shinhan Securities		161,542	—	17,004	144,538
Jeju Bank		(7,034)	—	(758)	(6,276)

	~~W~~	154,508	866,757	36,252	985,013

(*) ~~W~~26,513 million of additional goodwill through additional equity acquisition were included.

	2002
			Acquisition
			and	Equity
	Beginning		dividend,	method	Retained	Capital	Ending
Subsidiaries	balance		net	gain (loss)	earnings	adjustments	balance
Shinhan Bank	~~W~~	3,446,112	(870,651)	595,866	(215)	(127,160)	3,043,952
Goodmorning Shinhan Securities		243,673	390,710	(749)	(36)	(102,032)	531,566
Shinhan Card		—	246,956	504	—	—	247,460
Shinhan Capital		63,781	—	13,429	(63)	(689)	76,458
Shinhan BNP Paribas ITMC		42,557	(23,900)	3,961	(74)	37	22,581
Jeju Bank		—	42,935	6,683	(118)	(2,808)	46,692
SH&C Life Insurance		—	15,000	(453)	—	83	14,630
e-Shinhan		4,673	—	(806)	(1)	26	3,892
Shinhan Macquarie		776	(484)	134	(3)	—	423
Shinhan Credit Information		—	3,000	121	—	—	3,121

	~~W~~	3,801,572	(196,434)	618,690	(510)	(232,543)	3,990,775

The changes in goodwill (negative goodwill) for the year ended December 31, 2002 are as follows:

	Beginning		Increase	Amortization	Ending
	balance		(decrease)	(reversal)	balance
Goodmorning Shinhan Securities	~~W~~	—	170,045	8,503	161,542
Jeju Bank		—	(7,585)	(551)	(7,034)

	~~W~~	—	162,460	7,952	154,508

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(4)	Securities, Continued

(b)	Available-for-Sale Securities

Available-for-sale securities as of December 31, 2003 and 2002 are as follows:

	Acquisition		Fair value (book value)
	cost		2003	2002
Bond with stock warrant issued by Shinhan Bank	~~W~~	1,785	—	1,089

In addition, changes in unrealized gain (loss) on available-for-sale securities for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Beginning balance of unrealized gain (loss)	~~W~~	(668)	—
Realized gain (loss)		173	—
Other changes		495	(668)

Ending balance of unrealized gain (loss)	~~W~~	—	(668)

(5)	Acquisition of Chohung Bank

On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003.

As regards to the acquisition, the Company recognized identifiable assets and liabilities of Chohung Bank as fair value on the date of acquisition using the purchase method.

Condensed balance sheets as of December 31, 2002 and August 31, 2003 and statements of earnings for the year ended December 31, 2002 and the eight months ended August 31, 2003 of Chohung Bank are as follows:

			August 31, 2003
	December 31, 2002		(Acquisition date)
Condensed balance sheets:
Total assets	~~W~~	66,196,288	65,297,366
Total liabilities		63,903,990	63,153,224

Total stockholders’ equity	~~W~~	2,292,298	2,144,142

Condensed statements of earnings:
Operating revenue	~~W~~	5,317,063	3,666,283
Operating expense		5,451,812	4,335,577

Operating income (losses)		(134,749)	(669,293)
Ordinary income (losses)		(611,160)	(694,949)
Net earnings (losses)	~~W~~	(586,045)	(720,293)

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(5)	Acquisition of Chohung Bank, Continued

Goodwill incurred in relation to the acquisition of Chohung Bank is as follows:

Acquisition cost	~~W~~	1,857,983
Net asset value (fair value)		1,017,739

Goodwill	~~W~~	840,244

Additionally, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:

• Asset Indemnity Payment

Amount	:	~~W~~652,284 million - asset indemnity amount for corporate loans, returned KAMCO loans and credit card loans

Payment date	:	earlier of 60 days after the date asset indemnity is determined as of June 30, 2005 or the date as agreed on

Interest	:	4.3% per annum

• General Indemnity Payment

Amount	:	~~W~~166,516 million (deductible any amounts due and payable by the KDIC to the Company in connection with the breach of representation or warranty)

Payment date	:	the second anniversary date of cash portion closing date

Interest	:	4.3% per annum

• Earn Out Payment

Amount	:	20% of the total excess amount, which means net earnings of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of ~~W~~1,800 billion

Payment date	:	within 30 days after the date excess amount is determined for the fiscal year of 2006

These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.

(6)	Loans

(a)	Loans as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Loans in Won	~~W~~	1,637,200	497,200	$1,366,839	415,094
Loans in foreign currencies		107,705	71,927	89,919	60,049
Privately placed bonds		200,000	200,000	166,973	166,973

		1,944,905	769,127	1,623,731	642,116
Less: allowance for loan losses		(9,725)	(3,846)	(8,119)	(3,211)

	~~W~~	1,935,180	765,281	$1,615,612	638,905

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(6)	Loans, Continued

(b)	Details of loans as of December 31, 2003 and 2002 are as follows:

	Borrower	Interest rate (%)	2003		2002
Loans in Won	Shinhan Card	4.83 ~ 6.28	~~W~~	1,100,000	200,000
”	Shinhan Capital	4.83 ~ 8.12		537,200	297,200

				1,637,200	497,200
Loans in foreign currencies	Shinhan Capital	Libor + 0.9 ~ 1.2		107,705	71,927
Privately placed bonds	Shinhan Bank	7.42		50,000	50,000
”	Goodmorning Shinhan Securities	6.23		130,000	130,000
”	Jeju Bank	8.14		20,000	20,000

				200,000	200,000

				1,944,905	769,127
Less: allowance for loan losses				(9,725)	(3,846)

			~~W~~	1,935,180	765,281

(c)	The maturities of loans by remaining period as of December 31, 2003 and 2002 are as follows:

			Loans
	Loans		in foreign	Privately
At December 31, 2003	in Won		currencies	placed bonds	Total
Due in 6 months or less	~~W~~	90,000	—	—	90,000
Due after 6 months through 12 months		97,200	—	130,000	227,200
Due after 1 years through 3 years		1,220,000	107,705	—	1,327,705
Thereafter		230,000	—	70,000	300,000

	~~W~~	1,637,200	107,705	200,000	1,944,905

			Loans
	Loans		in foreign	Privately
At December 31, 2002	in Won		currencies	placed bonds	Total
Due in 6 months or less	~~W~~	—	—	—	—
Due after 6 months through 12 months		—	—	—	—
Due after 1 years through 3 years		417,200	71,927	130,000	619,127
Thereafter		80,000	—	70,000	150,000

	~~W~~	497,200	71,927	200,000	769,127

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(7) Fixed Assets

     Fixed assets as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Property and equipment:
Vehicles	~~W~~	391	242	$326	202
Furniture and fixtures		993	344	829	287
Leasehold improvement and other		1,404	1,283	1,172	1,071

		2,788	1,869	2,327	1,560
Less: Accumulated depreciation		(1,182)	(656)	(987)	(548)

		1,606	1,213	1,340	1,012
Intangible assets:
Organization costs		—	20	—	17
Other		414	521	346	435

		414	541	346	452

	~~W~~	2,020	1,754	$1,686	1,464

(8) Other Assets

     Other assets as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Guarantee deposits paid	~~W~~	7,840	7,069	$6,545	5,902
Accounts receivable		7,612	2,361	6,355	1,971
Accrued income		11,334	4,332	9,463	3,617
Advance payments		10	—	8	—
Prepaid expenses		1,667	48	1,392	40
Prepaid income taxes		13,867	982	11,577	820
Other		1,009	675	842	564

	~~W~~	43,339	15,467	$36,182	12,914

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(9) Borrowings and Debentures

(a)	Borrowings and debentures as of December 31, 2003 and 2002 consist of the following:

		Won			U.S. dollars (Note 2)
	Interest rate
	(%)	2003		2002	2003	2002
Borrowings:
Borrowings in Won	4.63~5.56	~~W~~	94,000	—	$78,477	—
Borrowings in foreign currencies	Libor+0.7~1		71,868	36,012	60,000	30,065

		~~W~~	165,868	36,012	$138,477	30,065

Debentures:
Korean Won debentures	4.76~7.47	~~W~~	1,950,000	700,000	$1,627,985	584,405
Foreign currency debentures	Libor+0.85		35,934	36,012	30,000	30,065

			1,985,934	736,012	1,657,985	614,470
Less: discounts on debentures			(5,391)	(3,982)	(4,501)	(3,324)

		~~W~~	1,980,543	732,030	$1,653,484	611,146

(b)	The maturities of borrowings and debentures as of December 31, 2003 and 2002 are as follows:

			Borrowings	Korean	Foreign
	Borrowings		in foreign	Won	currency
At December 31, 2003	in Won		currencies	debentures	debentures	Total
Due in 6 months or less	~~W~~	90,000	—	—	—	90,000
Due after 6 months through 12 months		4,000	—	230,000	—	234,000
Due after 1 years through 3 years		—	71,868	1,590,000	35,934	1,697,802
Thereafter		—	—	130,000	—	130,000

	~~W~~	94,000	71,868	1,950,000	35,934	2,151,802

			Borrowings	Korean	Foreign
	Borrowings		in foreign	Won	currency
At December 31, 2003	in Won		currencies	debentures	debentures	Total
Due in 6 months or less	~~W~~	—	—	—	—	—
Due after 6 months through 12 months		—	—	—	—	—
Due after 1 years through 3 years		—	36,012	570,000	36,012	642,024
Thereafter		—	—	130,000	—	130,000

	~~W~~	497,200	36,012	700,000	36,012	772,024

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(10) Retirement and Severance Benefits

      Changes in retirement and severance benefits for the years ended December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Estimated severance liability at beginning of year	~~W~~	570	—	$476	—
Provision		(180)	(24)	(150)	(20)
Payment		140	594	117	496

Estimated severance liability at end of year		530	570	442	476
Less: deposits for severance benefit insurance		(530)	(332)	(442)	(277)

Net balance at end of year	~~W~~	—	238	$—	199

(11) Other Liabilities

Other liabilities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Withholding taxes	~~W~~	1,176	523	$982	437
Dividends payable		928	453	775	378
Accounts payable		14,492	1,541	12,099	1,286
Accrued expenses		12,189	3,962	10,176	3,308
Unearned revenue		1,679	—	1,402	—

	~~W~~	30,464	6,479	$25,434	5,409

(12) Related Party Transactions

(a)	Details of transactions

Significant transactions with the related parties for the years ended December 31, 2003 and 2002 are as follows:

Revenue earned	Expense incurred	Account	2003		2002
The Company	Shinhan Bank	Interest income	~~W~~	4,340	5,581
”	Goodmorning Shinhan Securities	Interest income		8,099	2,158
”	Shinhan Card	Interest income		54,006	925
”	Shinhan Capital	Interest income		29,714	15,006
”	Jeju Bank	Interest income		1,628	1,000

				97,787	24,670

Shinhan Bank	Chohung Bank	Gain on derivatives		1,838	—
”	Goodmorning Shinhan Securities	Interest income		3,121	1,414
”	”	Rental income		29	21

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(12) Related Party Transactions, Continued

Revenue earned	Expense incurred	Account	2003		2002
Shinhan Bank	Shinhan Card	Interest income		4,445	786
”	”	Fees and commission		57,941	55,271
”	”	Rental income		859	468
”	Shinhan Capital	Interest income		3,136	6,055
”	”	Gain on derivatives		361	64
”	”	Rental income		309	271
”	Jeju Bank	Interest income		237	258
”	SH&C Life Insurance	Fees and commission		2,723	—
”	Shinhan Macquarie	Rental income		—	100
Chohung Bank	Shinhan Bank	Interest income		996	—
”	”	Gain on derivatives		139	—
”	Goodmorning Shinhan	Interest income		26	—
”	SH&C Life Insurance	Fees and commission		744	—
Goodmorning Shinhan Securities	Shinhan Bank	Interest income		1,391	257
”	”	Fees and commission		466	—
”	Chohung Bank	Interest income		136	—
”	Shinhan Card	Rental income		242	5
”	Shinhan BNP Paribas ITMC	Rental income		201	—
Shinhan Card	Shinhan Bank	Interest income		7	491
”	”	Fees and commission		29	—
”	Goodmorning Shinhan	Interest income		—	106
”	Jeju Bank	Fees and commission		81	—
”	SH&C Life Insurance	Fees and commission		338	—
Shinhan Capital	Shinhan Bank	Interest income		437	150
”	”	Gain on derivatives		1,111	2,468
”	Chohung Bank	Interest income		690	—
Shinhan BNP Paribas ITMC	Shinhan Bank	Interest income		393	380
”	”	Fees and commission		—	41
Jeju Bank	Shinhan Bank	Interest income		99	83
SH&C Life Insurance	Shinhan Bank	Interest income		498	180
”	”	Insurance income		514	—
e-Shinhan	Shinhan Bank	Interest income		132	—
”	Shinhan Card	Fees and commission		22	—
”	The Company	Fees and commission		62	—
Shinhan Macquarie	Shinhan Bank	Interest income		—	15
Shinhan Credit Information	Shinhan Bank	Fees and commission		2,614	772
”	”	Interest income		35	—
”	Goodmorning Shinhan	Fees and commission		31	—
”	Shinhan Card	Fees and commission		8,646	2,289
”	Shinhan Capital	Fees and commission		61	—
”	Jeju Bank	Fees and commission		623	42

				95,763	71,987

			~~W~~	193,550	96,657

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(12) Related Party Transactions, Continued

(b)	Account balances

Significant balances with the related parties as of December 31, 2003 and 2002 are as follows:

Creditor	Debtor	Account	2003		2002
The Company	Shinhan Bank	Due from banks	~~W~~	5,327	10,613
		Other assets
”	”	(Guarantee deposits paid)		7,673	6,902
”	”	Loans (Privately placed bonds)		50,000	50,000
”	”	Other assets (Accounts receivable)		6,786	2,171
”	”	Other assets (Accrued income)		185	123
	Goodmorning Shinhan Securities	Loans (Privately placed bonds)		130,000	130,000
”	”	Other assets (Accrued income)		134	134
”	Shinhan Card	Loans		1,100,000	200,000
”	”	Other assets (Accounts receivable)		154	—
”	”	Other assets (Accrued income)		6,387	925
”	Shinhan Capital	Loans		644,905	369,127
”	”	Other assets (Accounts receivable)		624	190
”	”	Other assets (Accrued income)		4,442	2,965
”	Jeju Bank	Loans (Privately placed bonds)		20,000	20,000
”	”	Other assets (Accrued income)		186	186
”	Shinhan Credit Information	Other assets (Accounts receivable)		38	—

				1,976,841	793,336

Shinhan Bank	Chohung Bank	Securities		132,708	—
”	”	Derivative assets		797	—
	Goodmorning Shinhan Securities	Loans (Privately placed bonds)		30,000	70,000
”
”	”	Other assets (Accrued income)		350	1,047
		Other assets
”	”	(Guarantee deposits paid)		4,068	530
”	Shinhan Card	Call loans		28,500	7,500
”	”	Other assets (Accrued income)		87	—
”	Shinhan Capital	Loans		75,933	37,959
”	”	Derivative assets		97	—
”	”	Other assets (Accrued income)		136	133
”	Jeju Bank	Loans (Privately placed bonds)		3,140	3,140
”	”	Other assets (Accounts receivable)		561	—
”	SH&C Life Insurance	Other assets (Accounts receivable)		1,455	—
Chohung Bank	Shinhan Bank	Securities		96,515	—
”	”	Derivative assets		4,324	—
”	Shinhan Capital	Loans		392	—
Goodmorning Shinhan Securities	Shinhan Bank	Due from banks		53,064	11,908
”	”	Other assets (Guarantee deposits paid)		6,637	5,526

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(12) Related Party Transactions, Continued

Creditor	Debtor	Account	2003		2002
Goodmorning Shinhan Securities	Shinhan Bank	Other assets (Accrued income)		154	252
”	Chohung Bank	Due from banks		2,011	—
”	”	Other assets (Accrued income)		8	—
Shinhan Card	The Company	Other assets (Prepaid expense)		906	—
”	Shinhan Bank	Cash and due from banks		102	—
”	”	Other assets (Guarantee deposits paid)		1,189	387
	Goodmorning Shinhan Securities	Other assets (Guarantee deposits paid)		4,635	3,289
”	SH&C Life Insurance	Other assets (Accounts receivable)		338	—
Shinhan Capital	The Company	Other assets (Prepaid expense)		773	—
”	Shinhan Bank	Short-term financial instruments		58,231	16,666
”	”	Other assets (Prepaid expense)		39	—
”	”	Other assets (Accrued income)		69	—
”	”	Currency swap		1,941	2,000
”	”	Other assets (Guarantee deposits paid)		292	418
”	Chohung Bank	Securities		6,714	—
”	”	Other assets (Accrued income)		173	—
Shinhan BNP Paribas ITMC	Shinhan Bank	Cash and due from banks		4,436	8,985
”	”	Other assets (Accrued income)		105	—
	Goodmorning Shinhan Securities	Other assets (Guarantee deposits paid)		3,496	850
Jeju Bank	Shinhan Bank	Call loans		—	4,922
”	”	Other assets (Accounts receivable)		561	—
SH&C Life Insurance	Shinhan Bank	Cash and cash equivalents		33,563	12,327
”	”	Other assets (Accrued income)		46	—
e-Shinhan	Shinhan Bank	Cash and cash equivalents		2,158	3,718
Shinhan Macquarie	”	Cash and cash equivalents		1,187	168
Shinhan Credit Information	Shinhan Bank	Cash and cash equivalents		1,686	1,395
”	”	Other assets (Accounts receivable)		280	—
”	”	Other assets (Guarantee deposits paid)		866	—
”	Shinhan Card	Other assets (Accounts receivable)		892	—
”	Jeju Bank	Other assets (Accrued income)		101	—
”	”	Other assets (Guarantee deposits paid)		60	—

				565,776	193,120

			~~W~~	2,542,617	986,456

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(12) Related Party Transactions, Continued

(c)	Guarantees and acceptances

The guarantees and acceptances provided between the related parties as of December 31, 2003 are as follows:

Creditor	Debtor	Account	Amount guaranteed
The Company	Goodmorning Shinhan Securities	Lease guarantee	~~W~~	50,000
Shinhan Bank	Shinhan Capital	Letter of credit		30,547
”	Shinhan Finance	Guarantees for loans		11,025
Shinhan Bank	Good Morning USA	Guarantees for operations		14,374

			~~W~~	105,946

(13) Assets and Liabilities Denominated in Foreign Currency

Assets and liabilities denominated in foreign currency as of December 31, 2003 and 2002 are as follows:

	Foreign currency		Equivalent Won
	2003	2002	2003		2002
Assets:
Cash and due from banks	$—	90	~~W~~	—	108
Loans	89,919	59,919		107,705	71,927
Other assets (accrued income)	426	547		510	657

Total	$90,345	60,556	~~W~~	108,215	72,692

Liabilities:
Borrowings	$60,000	30,000	~~W~~	71,868	36,012
Debentures	30,000	30,000		35,934	36,012
Discounts on debentures	(51)	(79)		(60)	(95)
Other liabilities (accrued expenses)	382	503		457	604

Total	$90,331	60,424	~~W~~	108,199	72,533

(14) Commitments and Contingencies

(a)	Indemnification on contingent loss

Pursuant to the sale agreement of 50% shares in Shinhan ITMC, entered into between BNP Paribas Asset Management Group and the Company, the Company agreed to compensate BNP Paribas Asset Management Group for contingent loss arising from following pending lawsuits filed against Shinihan BNP Paribas ITMC:

		Amount to
Plaintiff	Claimed for	be claimed
Bumin Mutual Savings Bank	Indemnity for loses	~~W~~	100
Fine Capital Co., Ltd. (formerly Kookmin leasing Co., Ltd.)	”		2,800

		~~W~~	2,900

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(14) Commitments and Contingencies, Continued

According to the settlement of the lawsuit by Fine Capital Co., Ltd., the Company recorded W987 million of loss for the year ended December 31, 2003. However, the ultimate outcome of other lawsuits cannot be presently determined.

(b)	As of December 31, 2003, the Company has provided a blank note to Koram Bank, as collateral related to bank overdrafts.

(15) Insurance

As of December 31, 2003, the Company maintains insurance policies covering loss and liability arising from automobile accidents.

(16) Capital Stock

(a)	The Company issued new preferred stock for the year ended December 31, 2003, and the details are as follows:

	Number of	Predetermined
	shares	dividend rate (%)	Redeemable period
Redeemable preferred stock:
Series 1	9,316,792	4.04	August 19, 2004 ~ August 18, 2006
Series 2	9,316,792	4.04	August 19, 2005 ~ August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 ~ August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 ~ August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 ~ August 18, 2010
Series 6	3,500,000	7.00	July 19, 2006 ~ August 18, 2006
Series 7	2,433,334	7.46	July 19, 2008 ~ August 18, 2008
Series 8	66,666	7.86	July 19, 2010 ~ August 18, 2010

	52,583,961
Redeemable convertible preferred stock:
Series 9 (*)	44,720,603	2.02	August 19, 2006 ~ August 18, 2008

	97,304,564

(*)	Convertible period	:	August 19, 2004 ~ August 18, 2007
	Conversion ratio	:	1 common share to 1 preferred share
	Conversion price in Won	:	~~W~~	18,086

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(16) Capital Stock, Continued

(b)	Details of changes in capital stock for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Number of shares	Capital stock	Capital surplus
Balance at beginning of the year	292,361,125	1,461,806	1,976,625
Redeemable preferred stock issued:
Series 1 to 5	46,583,961	232,920	237,784
Series 6 to 8	6,000,000	30,000	855,530
Redeemable convertible preferred stock issued:
Series 9	44,720,603	223,603	228,271
Common stock issued	1,864,065	9,320	18,183
Stock exchange	176,110	881	(13)

Balance at end of the year	391,705,864	1,958,530	3,316,380

	2002
	Number of shares	Capital stock	Capital surplus
Balance at beginning of the year	292,344,192	1,461,721	1,976,650
Stock exchange	16,933	85	(25)

Balance at end of the year	292,361,125	1,461,806	1,976,625

(17) Retained Earnings

Retained earnings as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Legal reserves	~~W~~	82,469	22,076	$68,850	18,430
Retained earnings before appropriations		783,929	650,454	654,474	543,041

	~~W~~	866,398	672,530	$723,324	561,471

The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net earnings as a legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders’ approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(18) Capital Adjustment

Capital adjustments as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Unrealized loss on investment securities accounted for by the equity method	~~W~~	(33,379)	(103,077)	$(27,867)	(86,055)
Unrealized loss on available-for-sale securities		—	(668)	—	(558)
Stock options (note 19)		9,626	3,004	8,036	2,508

	~~W~~	(23,753)	(100,741)	$(19,831)	(84,105)

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(19) Stock Options

(a)	Details of stock options

Grant date	May 22, 2002	May 15, 2003
Shares granted	1,004,200 shares	1,156,300 shares
Share expired to date	40,081shares	8,055shares

Shares outstanding	964,119shares	1,148,245shares
Type of stock options	Stock grant or	Stock grant or
	price compensation	price compensation
Exercise price (Won)	~~W~~18,910	~~W~~11,800
Exercise period	Within 4 years after 2 years	Within 4 years after 2 years from
	from grant date	grant date
Forfeited period	after 6 years from grant date	after 6 years from grant date

(b)	The Company calculated the compensation cost using the fair value method for stock grant and details are as follows:

Grant date	May 22, 2002	May 15, 2003
Risk-free interest rate	6.43%	4.25%
Expected exercise period	4 years	4 years
Expected stock price volatility	27.13%	22.11%
Expected dividend yield	0%	0%
Expected ratios of no-exercise	0%	0%
Weighted average fair value (Won)	~~W~~9,812	~~W~~5,292

(c)	Changes in stock compensation expense for the year ended December 31, 2003 are as follows:

		Personnel of
Grant date	Stock compensation cost	the Company		subsidiaries	Total
May 22, 2002	Recorded at beginning of the year	~~W~~	643	2,361	3,004
	Incurred during the year		938	3,752	4,690
	To be recorded in subsequent years		347	1,337	1,684
May 15, 2003	Recorded at beginning of the year		—	—	—
	Incurred during the year		443	1,489	1,932
	To be recorded in subsequent years		958	3,187	4,145

For stock options, which were granted to the personnel of the subsidiaries, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, the subsidiaries have recorded compensation expense as long-term payables, and the Company has accounted for as accounts receivable.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(20) General and Administrative Expenses

Details of general and administrative expenses for the years ended December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Salaries and wages	~~W~~	9,821	7,008	$8,199	5,851
Provision for retirement and severance benefits		140	594	117	496
Other employees benefits		601	370	502	309
Rental		142	46	119	38
Entertainment		1,455	1,903	1,215	1,589
Depreciation		568	489	474	408
Amortization		109	24	91	20
Bad debts		5,879	2,374	4,908	1,982
Taxes and dues		361	125	301	104
Advertising		22	72	18	60
Fees and commission		1,374	5,748	1,147	4,799
Other		3,430	687	2,864	574

	~~W~~	23,902	19,440	$19,955	16,230

(21) Income Taxes

(a)	The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

The components of income taxes for the years ended December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Current income taxes	~~W~~	—	—	$—	—
Deferred taxes		—	—	—	—

	~~W~~	—	—	$—	—

(b)	Reconciliation of accounting income and taxable income for the years ended December 31, 2003 and 2002 is as follows:

	Temporary difference			Permanent difference
Description	2003		2002	2003	2002
Addition:
Dividends received	~~W~~	186,896	640,771	—	—
Accrued income earned in prior year		4,332	737	—	—
Securities		10,848	510	—	—
Retirement and severance benefits		—	342	—	—
Stock compensation cost		—	—	1,381	643
Entertainment expense in excess of tax limit		—	—	1,434	1,843
Other		20	—	34	—

		202,096	642,360	2,849	2,486

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(21) Income Taxes, Continued

	Temporary difference			Permanent difference
Description	2003		2002	2003	2002
Deduction:
Dividends received		—	—	186,058	640,578
Retained earnings		—	—	10,868	510
Accrued income earned in current year		11,334	4,332	—	—
Deposit for retirement and severance benefits insurance		198	332	—	—
Valuation gain using the equity method		388,641	618,690	—	—

		400,173	623,354	196,926	641,088

	~~W~~	(198,077)	19,006	(194,077)	(638,602)

(c)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Beginning				Ending
	balance		Increase	Decrease	balance
Deductible temporary differences:
Securities	~~W~~	1,351	10,848	—	12,199
Retirement and severance benefits		342	—	—	342

		1,693	10,848	—	12,541

Taxable temporary differences:
Valuation gain using the equity method		(203,714)	(388,641)	(186,896)	(405,459)
Accrued income		(4,332)	(11,334)	(4,332)	(11,334)
Deposit for severance benefit insurance		(332)	(198)	—	(530)
Other		(4)	—	(20)	(16)

		(208,382)	(400,173)	(191,248)	(417,307)

Net		(206,689)			(404,766)
Unrealizable temporary differences on valuation gain using the equity method		191,135			386,200

Net temporary differences		(15,554)			(18,566)
Tax effects of temporary differences		(4,619)			(5,106)
Tax effects of tax loss carryforwards		6,295			13,706

Net tax effects		1,676			8,600

Tax effects recorded in financial statements (*)	~~W~~	—			—

(*)	Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W49,842 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007 and W29,926 million in 2008.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

     (21) Income Taxes, Continued

	2002
	Beginning				Ending
	balance		Increase	Decrease	balance
Deductible temporary differences:
Investment securities accounted for by the equity method	~~W~~	—	1,351	—	1,351
Retirement and severance benefit		—	342	—	342

		—	1,693	—	1,693

Taxable temporary differences:
Valuation gain using the equity method		225,795	618,690	640,771	203,714
Accrued income		—	5,069	737	4,332
Deposit for severance benefit insurance		—	332	—	332
Organization costs		—	4	—	4

		225,795	624,095	641,508	208,382

Net		(225,795)			(206,689)
Unrealizable temporary differences on valuation gain using the equity method		225,195			191,135

Net temporary differences		—			(15,554)
Tax effects of temporary differences		—			(4,619)
Tax effects of tax loss carryforwards		1,340			6,295

Net tax effects		1,340			1,676

Tax effects recorded in financial statements (*)	~~W~~	—			—

(*)	Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W21,195 million, with the tax benefit maturity of W5,553 million in 2006 and W15,642 million in 2007.

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won, except earnings per share)

(22) Earnings Per Share

(a)	Earnings per share

Earnings per common share is calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. The Company’s ordinary income and net earnings per share for the years ended December 31, 2003 and 2002 are computed as follows:

	2003		2002
Net earnings for year	~~W~~	362,227	603,931
Extraordinary loss (gain)		—	—
Dividends on preferred stock		83,397	—

Ordinary income available for common stock		278,830	603,931
Weighted average number of common shares outstanding (share)		292,856,507	292,353,944

Ordinary income per share in Won	~~W~~	952	2,066

Net earnings per share in Won	~~W~~	952	2,066

(b)	Diluted earnings per share

For the year ended December 31, 2003, if convertible preferred stock and stock options exercised, 46,832,967 share of common stocks would be issued, and if preferred stock converted into common stock on issue date, weighted average number of common shares outstanding is 309,397,004. Additionally, for the year ended December 31, 2002, if stock options exercised on grant date, 977,700 share of common stocks would be issued and weighted average number of common shares outstanding is 292,962,997.

Details of diluted ordinary / net earnings per share due to dilutive effect for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Ordinary income available for common stock	~~W~~	278,830	603,931
Add: Dividends on convertible preferred stock		6,043	—
Stock compensation expense		—	643

Diluted ordinary income / net earnings		284,873	604,574
Weighted average number of common shares outstanding (share)		309,397,004	292,962,997

Diluted ordinary income per share in Won	~~W~~	921	2,064

Diluted net earnings per share in Won	~~W~~	921	2,064

(c)	Securities applicable to common shares

		Number of shares
	Convertible period	to be issued
Redeemable convertible preferred stock	August 19, 2004 ~ August 18, 2007	44,720,603
Stock options	May 22, 2004 ~ May 22, 2008	964,119
Stock options	May 15, 2005 ~ June 15, 2009	1,148,245

		46,832,967

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won, except earnings per share and dividends)

(22) Earnings Per Share, Continued

(d)	(Diluted) earnings per share for each quarters in 2003 are as follows:

	Quarter ended
	March 31,		June 30,	September 30,	December 31,
	2003		2003	2003	2003
Earnings per share in Won	~~W~~	193	157	436	166
Diluted earnings per share in Won		193	157	415	156

(23) Dividends

(a)	Dividends for the years ended December 31, 2003 and 2000 are calculated as follow:

	2003				2002
	Common shares		Preferred shares	Total	Common shares
Total number of share issued and outstanding		294,401,300	97,304,564	391,705,864	292,361,125
Shares excluded (*)		(29,873,359)	—	(29,873,359)	(29,873,674)

		264,527,941	97,304,564	361,832,505	262,487,451
Face value per share		5,000	5,000	5,000	5,000
Dividend per share in Won (rate per share) (**)	~~W~~	600 (12%)	857(17.14%)	669 (13.38%)	600 (12%)

Dividends in Won	~~W~~	158,717	83,397	242,114	157,492

(*) Dividends on shares held by subsidiaries as of December 31, 2003 and 2002 are not paid.

(**) Dividends per share on preferred stock are weighted average amount and details are as follows:

	Number of	Dividends per	Dividend rate
	shares	share in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	270	5.40	2,518
Series 2	9,316,792	270	5.40	2,518
Series 3	9,316,792	270	5.40	2,518
Series 4	9,316,792	270	5.40	2,518
Series 5	9,316,793	270	5.40	2,518
Series 6	3,500,000	10,500	210.0	36,750
Series 7	2,433,334	11,190	223.8	27,229
Series 8	66,666	11,790	235.8	786

	52,583,961			77,355
Redeemable convertible preferred stock:
Series 9	44,720,603	135	2.70	6,042

	97,304,564			83,397

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(23) Dividends, Continued

(a)	Payout ratios for the years ended December 31, 2003 and 2002 are calculated as follows:

	2003				2002
	Common		Preferred		Common
	shares		shares	Total	shares
Dividends in Won	~~W~~	158,717	83,397	242,114	157,492
Net earning in Won	~~W~~	278,830	83,397	362,227	603,931

Payout ratios (%)		56.92		66.84	26.08

(b)	Dividend yields on common shares for the years ended December 31, 2003 and 2002 are calculated as follows:

	2003		2002
Dividends per share in Won	~~W~~	600	600
Stock price in Won at the balance sheet date		18,513	13,813

Dividends yields (%)	~~W~~	3.24	4.34

(24) Statements of Cash Flows

Significant transactions not involving cash inflows or outflows for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Acquisition of investment securities accounted for by the equity method in exchange for the Company’s shares	~~W~~	929,559	—
Changes in capital adjustments due to the equity method		69,698	232,543
Changes in retained earnings due to the equity method		10,848	510
Changes in unrealized gain on available-for-sale securities		668	668
Stock options recorded as accounts receivable		5,241	2,361
Stock exchange		881	85
Amortization offseted to retained earnings due to accounting change		20	—

(25) Financial Performance

Financial performance for the quarters ended December 31, 2003 and 2002 are as follows:

			Quarter ended
	Quarter ended		December 31, 2002
	December 31, 2003		(Unaudited)
Operating revenue	~~W~~	142,131	164,132
Operating income		107,347	151,499
Net earnings		105,681	170,403
Net earnings per share in Won		166	583

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(26) Condensed Financial Statements of Subsidiaries

(a)	Balance sheets

Condensed balance sheets of subsidiaries as of December 31, 2003 and 2002 are as follows:

	2003
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	70,066,189	66,550,821	3,515,368
Chohung Bank		59,227,864	57,289,224	1,938,640
Goodmorning Shinhan Securities		2,928,017	2,290,044	637,973
Shinhan Card		1,778,191	1,620,555	157,636
Shinhan Capital		1,153,907	1,051,683	102,224
Shinhan BNP Paribas ITMC		47,461	2,489	44,972
Jeju Bank		1,785,961	1,682,328	103,633
SH&C Life Insurance		114,012	87,970	26,042
e-Shinhan		3,924	225	3,699
Shinhan Macquarie		11,255	7,642	3,613
Shinhan Credit Information		13,588	9,726	3,862

	~~W~~	137,130,369	130,592,707	6,537,662

	2002
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Shinhan Bank	~~W~~	58,889,402	56,028,923	2,860,479
Goodmorning Shinhan Securities		1,570,244	982,268	587,976
Shinhan Card		2,473,694	2,226,234	247,460
Shinhan Capital		960,234	876,551	83,683
Shinhan BNP Paribas ITMC		47,081	1,918	45,163
Jeju Bank		1,800,648	1,699,577	101,071
SH&C Life Insurance		29,738	478	29,260
e-Shinhan		5,758	475	5,283
Shinhan Macquarie		3,503	2,675	828
Shinhan Credit Information		3,931	810	3,121

	~~W~~	65,784,233	61,819,909	3,964,324

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(26) Condensed Financial Statements of Subsidiaries, Continued

(b)	Statements of Earnings

Condensed statements of earnings of subsidiaries for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Operating		Operating	Operating	Ordinary	Net earnings
Subsidiaries	revenue		expense	income (loss)	income (loss)	(loss)
Shinhan Bank	~~W~~	4,851,995	4,180,640	671,355	685,756	476,023
Chohung Bank		5,425,189	6,107,050	(681,861)	(915,775)	(965,951)
Goodmorning Shinhan Securities (*)		649,701	619,693	30,008	68,616	35,813
Shinhan Card		431,863	506,606	(74,743)	(90,063)	(89,824)
Shinhan Capital		145,355	116,084	29,271	22,565	15,755
Shinhan BNP Paribas ITMC (*)		12,728	10,604	2,124	2,629	1,834
Jeju Bank		137,162	137,005	157	727	4,751
SH&C life Insurance (*)		44,986	47,478	(2,492)	(3,369)	(3,369)
e-Shinhan		1,714	3,361	(1,647)	(1,583)	(1,583)
Shinhan Macquarie (*)		11,454	7,816	3,638	3,804	2,559
Shinhan Credit Information		25,557	24,309	1,248	1,096	741

	~~W~~	11,737,704	11,760,646	(22,942)	(225,597)	(523,251)

(*) For the period from January 1, 2003 to December 31, 2003 reflected

	2002
	Operating		Operating	Operating	Ordinary	Net earnings
Subsidiaries	revenue		expense	income (loss)	income (loss)	(loss)
Shinhan Bank	~~W~~	4,821,339	3,888,932	932,407	842,993	595,866
Goodmorning Shinhan Securities (*)		482,873	474,722	8,151	11,845	31,624
Shinhan Card (**)		228,954	228,213	741	798	504
Shinhan Capital		152,314	139,302	13,012	10,988	7,635
Shinhan BNP Paribas ITMC (***)		12,773	6,312	6,461	6,066	4,605
Jeju Bank		145,558	129,404	16,154	12,502	12,502
SH&C life Insurance (**)		338	1,243	(905)	(905)	(905)
e-Shinhan		2,529	3,776	(1,247)	(1,094)	(1,094)
Shinhan Macquarie (***)		5,127	5,405	(278)	(742)	281
Shinhan Credit Information (**)		3,136	3,001	135	162	121

	~~W~~	5,854,941	4,880,310	974,631	882,613	651,139

(*) For the period from April 1, 2002 to December 31, 2002

(**) For the period from date of inception to December 31, 2002

(***) For the period from January 1, 2002 to December 31, 2002

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(27) Financing and Operating Status of the Company and Subsidiaries

The financing and operating status of the Company and its subsidiaries as of December 31, 2003 and 2002 are as follows:

(a)	Financing

	2003
	Deposits		Borrowings	Debentures (*)	Total
The Company	~~W~~	—	165,868	1,980,543	2,146,411
Shinhan Bank		41,991,839	10,621,963	9,115,997	61,729,799
Chohung Bank		40,030,091	5,711,922	6,424,165	52,166,178
Goodmorning Shinhan Securities		1,032,769	657,838	161,000	1,851,607
Shinhan Card		—	1,318,182	259,991	1,578,173
Shinhan Capital		—	787,433	114,814	902,247
Jeju Bank		1,438,284	83,299	35,000	1,556,583

	~~W~~	84,492,983	19,346,505	18,091,510	121,930,998

(*) Net of discounts on debentures

	2002
	Deposits		Borrowings	Debentures (*)	Total
The Company	~~W~~	—	36,012	732,030	768,042
Shinhan Bank		35,183,537	10,598,668	6,068,826	51,851,031
Goodmorning Shinhan Securities		540,521	147,876	200,000	888,397
Shinhan Card		—	613,743	1,559,776	2,173,519
Shinhan Capital		—	702,570	72,912	775,482
Jeju Bank		1,414,150	106,252	35,000	1,555,402

	~~W~~	37,138,208	12,205,121	8,668,544	58,011,873

(*) Net of discounts on debentures

(b)	Operating

	2003
				Cash and due
	Loans (*)		Securities	from bank	Total
The Company	~~W~~	1,935,180	6,308,538	5,353	8,249,071
Shinhan Bank		47,783,925	15,592,202	2,697,780	66,073,907
Chohung Bank		42,701,666	9,208,341	548,249	52,458,256
Goodmorning Shinhan Securities		397,354	1,020,131	1,154,647	2,572,132
Shinhan Card		1,058,667	682,841	3,886	1,745,394
Shinhan Capital		899,140	54,388	58,232	1,011,760
Shinhan BNP Paribas ITMC		176	680	29,498	30,354
Jeju Bank		1,326,103	243,024	21,122	1,590,249
SH&C Life Insurance		44	38,650	38,511	77,205
e-Shinhan		36	107	2,160	2,303
Shinhan Macquarie		—	—	1,187	1,187
Shinhan Credit Information		—	—	1,691	1,691

	~~W~~	96,102,291	33,148,902	4,562,316	133,813,509

(*) Net of allowance for loan losses and discounts

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(27) Financing and Operating Status of the Company and Subsidiaries, Continued

	2002
				Cash and due
	Loans (*)		Securities	from bank	Total
The Company	~~W~~	765,281	3,991,863	10,613	4,767,757
Shinhan Bank		40,579,006	13,855,009	1,138,414	55,572,429
Goodmorning Shinhan Securities		125,736	456,500	575,506	1,157,742
Shinhan Card		2,439,076	—	15	2,439,091
Shinhan Capital		746,743	57,947	16,668	821,358
Shinhan BNP Paribas ITMC		443	12,981	29,813	43,237
Jeju Bank		1,319,099	276,867	9,673	1,605,639
SH&C Life Insurance		—	14,728	13,327	28,055
e-Shinhan		51	382	3,718	4,151
Shinhan Macquarie		—	—	169	169
Shinhan Credit Information		—	—	1,398	1,398

	~~W~~	45,975,435	18,666,277	1,799,314	66,441,026

(*) Net of allowance for loan losses and discounts

(28) Contribution of Subsidiaries to the Company’s Net Earning

Effects under the equity method on the Company’s net earnings for the years ended December 31, 2003 and 2002 are as follows:

	2003			2002
	Amount		Ratio (%)	Amount		Ratio (%)
Valuation gain accounted for by the equity method on:
Shinhan Bank	~~W~~	476,273	122.55	~~W~~	595,866	96.31
Chohung Bank		(43,545)	(11.20)		—	—
Goodmorning Shinhan Securities		8,787	2.26		(749)	(0.12)
Shinhan Card		(84,324)	(21.70)		504	0.08
Shinhan Capital		26,204	6.74		13,429	2.17
Shinhan BNP Paribas ITMC		917	0.24		3,961	0.64
Jeju Bank		5,189	1.33		6,683	1.08
SH&C Life Insurance		(1,684)	(0.43)		(453)	(0.07)
e-Shinhan		(1,166)	(0.30)		(806)	(0.13)
Shinhan Macquarie		1,446	0.37		134	0.02
Shinhan Credit Information		544	0.14		121	0.02

		388,641	100.00		618,690	100.00

Other income		98,210			30,050
Other expense		(124,624)			(44,809)

Net earnings for year	~~W~~	362,227		~~W~~	603,931

Shinhan Financial Group Co., Ltd.

Notes to Non-Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(29) Allowance for Loan Losses of the Company and its Subsidiaries

Changes in allowance for loan losses of the Company and its subsidiaries for the years ended December 31, 2003 and 2002 are as follows:

	2003				2002
	Beginning		Increase	Ending	Beginning	Increase	Ending
	balance		(decrease)	balance	balance	(decrease)	balance
The Compnay	~~W~~	3,846	5,879	9,725	1,472	2,374	3,846
Shinhan Bank		565,844	300,584	866,428	567,344	(1,500)	565,844
Chohung Bank		1,604,607	81,743	1,686,350	82,609	4,833	87,442
Goodmorning Shinhan Securities (*) (**)		87,442	(44,394)	43,048	—	96,074	96,074
Shinhan Card		96,074	22,535	118,609	102,454	(68,667)	33,787
Shinhan Capital (*)		33,787	(15,888)	17,899	25	(17)	8
Shinhan BNP Paribas ITMC		8	6	14	26,952	2,366	29,318
Jeju Bank (*)		29,318	5,952	35,270	1,472	2,374	3,846
SH&C Life Insurance		—	1	1	—	—	—
e-Shinhan		1	7	8	—	1	1
Shinhan Macquarie		22	76	98	21	1	22
Shinhan Credit Information		—	36	36	—	—	—

	~~W~~	2,420,949	356,537	2,777,486	780,877	35,465	816,342

(*)	Amounts include additional allowance for loan losses of W12,952 million and W13,019 million as of December 31, 2003 and December 31, 2002, respectively.

(**)	Beginning balance in 2002 was Good Morning Securities’ allowance for loan losses as of March 31, 2002.

(30) Effective Date for Financial Statements

The accompanying non-consolidated financial statements are to be approved at the Board of Directors’ meeting on February 24, 2004.

(31) Economic Environment

In common with other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company may be either directly or indirectly affected by these economic conditions and the reform program described above. The accompanying non-consolidated financial statements reflect management’s assessment of the impact to date of the economic environment on the financial position and results of operations of the Company. Actual results may differ materially from management’s current assessment.